UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/14/2011

Discovery Communications, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-34177

Delaware	35-2333914
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Discovery Place
Silver Spring, Maryland 20910
(Address of principal executive offices, including zip code)

240-662-2000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 14, 2011, the Board of Directors of Discovery Communications adopted changes to its non-employee director compensation arrangements. The most significant of the revisions was the elimination of per-meeting fees, with compensation being paid via retainer, on a quarterly basis. As a result, Discovery's non-employee directors will be compensated as follows:

*Annual Board Member Retainer: $80,000

*Annual Committee Chair Retainers:

    *Audit: $30,000
    *Compensation: $30,000
    *Nominating and Corporate Governance: $15,000
    *Equity Compensation Subcommittee: $11,250

*Annual Committee Member Retainers:

    *Audit: $20,000
    *Compensation: $20,000
    *Nominating and Corporate Governance: $10,000
    *Equity Compensation Subcommittee: $7,500

*Annual Equity Grants:

    *Stock Options: $57,500
    *Restricted Stock Units: $57,500

The revised non-employee director compensation arrangements are effective beginning with Discovery's 2011 annual meeting of stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Discovery Communications, Inc.

Date: February 15, 2011	By:	/s/ Bruce L. Campbell
Bruce L. Campbell
Chief Development Officer, General Counsel and Secretary